EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 11, 2017, with respect to the statements of condition including the related portfolios of Global Technology Leaders Portfolio 2017-4 and American Innovation Leaders Portfolio 2017-3 (included in Invesco Unit Trusts, Series 1802) as of September 11, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-219479) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 11, 2017